SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                           MAY 18, 2004 (MAY 17, 2004)


                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



        OKLAHOMA                      1-13726                  73-1395733
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 (State or other jurisdiction   (Commission File No.)          (IRS Employer
      of incorporation)                                     Identification No.)


 6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA                73118
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    (Address of principal executive offices)                     (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER MATTERS

Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on May 17, 2004. The following was included in the Press Release:


                     CHESAPEAKE ENERGY CORPORATION DECLARES
                            PREFERRED STOCK DIVIDEND

OKLAHOMA CITY, OKLAHOMA, MAY 17, 2004 - Chesapeake Energy Corporation (NYSE:CHK) today announced that its Board of Directors has declared a cash dividend on Chesapeake's 4.125% Cumulative Convertible Preferred Stock, par value $.01. The dividend for the preferred stock is payable on June 15, 2004 to preferred shareholders of record on June 1, 2004 at the rate of $8.5938 per share. Chesapeake has 313,250 shares of 4.125% preferred stock outstanding with a liquidation value of $313.3 million.


CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT U.S. NATURAL GAS PRODUCERS. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND ARK-LA-TEX REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.

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



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CHESAPEAKE ENERGY CORPORATION



                                     By:         AUBREY K. MCCLENDON
                                            -----------------------------------
                                                   Aubrey K. McClendon
                                                Chairman of the Board and
                                                  Chief Executive Officer

Dated:        May 18, 2004

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